Exhibit 99.1

Mobile Reach Signs Definitive Merger Agreement with Waves Consulting Group, Inc.

Wednesday December 17, 1:40 pm ET

The enhanced company now delivers broad-based business solutions for the mobile workforce

CARY, N.C., Dec. 17 /PRNewswire-FirstCall/ — Mobile Reach International, Inc., (OTC Bulletin Board: MBRI) a product and services company that focuses on integrating mobility solutions, announced today it has entered into a definitive merger agreement with Waves Consulting Group, Inc. that provides Mobile Reach the opportunity to become one of the top mid-market technology companies to offer end-to-end business solutions for the mobile workforce. Waves Consulting Group, a hardware and IT solutions company, maintains considerable market share across the Southeast with its core offering of the virtual CIO product — Helping Hands.

The agreement provides for the acquisition of Waves Consulting Group by Mobile Reach by way of merger, pursuant to which Mobile Reach will issue 1.3 million shares of its common stock. Upon completion of the merger, the newly acquired company will operate as a wholly-owned subsidiary of Mobile Reach International, Inc.

Upon completion of the merger, Mobile Reach International, Inc. will have approximately 40 employees. Mobile Reach projects that the combined entities will generate in excess of $5 million in annual revenues during 2004, further the Waves acquisition is accretive to earnings. Near-term, Waves Consulting Group will maintain its individual corporate identity as a subsidiary of Mobile Reach International, Inc. Paige Bendixsen will remain President of the subsidiary. Both firms will be headquartered in the new corporate facilities, located in Cary, N.C. The companies plan to complete the merger by the end of December.

“This is a great opportunity for Waves to join with a firm that values the marriage of strategy and IT, and allows us to expand our service offerings to include end-to-end mobility solutions,” said Paige Bendixsen, President of Waves Consulting Group. “We are extremely excited to be part of a collective mission to provide compelling and differentiated client services.”

Management believes that applying Waves’ innovative business model to Mobile Reach existing businesses will allow clients to take advantage of products and services from hardware to applications design and implementation. The combined firm’s capabilities

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will offer one integrated solution that management believes will save valuable time while increasing ROI and profitability for customers.

“Waves Consulting Group and Mobile Reach International share a commitment to finding strategic answers to clients’ challenges and delivering on-target solutions that meet their business objectives,” said Michael J. Hewitt, CEO, Mobile Reach International, Inc. “This first acquisition furthers the Mobile Reach commitment to becoming the go-to mobility company of choice.”

About Mobile Reach:

Mobile Reach International (MRI) is a product and services company focused on providing mobile business solutions throughout the United States and Europe. The product offerings are used to extend and integrate business applications to mobile platforms. Additionally, our wide range of service offerings includes a myriad of support functions including the definition, selection, implementation and utilization of mobile business solutions. Visit http://www.mobilereach.com.

About Waves Consulting Group:

Headquartered in Cary, N.C., Waves Consulting Group provides businesses of any size with reliable computer, telephone and network management services. The company implements, manages and supports cost effective outsourced infrastructure management solutions that deploy leading-edge technology to help companies increase revenue, manage growth and achieve maximum return on their information technology investment. Waves is a trusted business partner for companies in New York, North Carolina, and Southern California. Visit www.wavescg.com.

Forward-Looking Statements:

Certain statements in this news release may constitute “forward looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward looking statements involve risk, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements.

    Media Contact Information:
     Mobile Reach International, Inc.
     Phone: 1.919.469.6990
     ir@mobilereach.com

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